UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010

VICTORIA INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-27189	98-0230423
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 W 8th Avenue, Suite 200, Lakewood, CO  80215
 (Address of principal executive offices) (Zip code)

(888) 967-5552
 (Registrant's telephone number, including area code)

551 Fifth Avenue, Suite 423, New York, NY 10017
(Former name or former address, if changed since last report)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Exchange Agreement

On May 17, 2010, Victoria Industries, Inc. (the “Company”) entered into and closed a membership interest purchase agreement (“Exchange Agreement”) among the Company, Motorsports Country Club LLC, a Colorado limited liability company (“MSCC”) and the unitholders of MSCC (the “MSCC Unitholders”).  Pursuant to the terms of the Exchange Agreement, all of the issued and outstanding membership interests of MSCC were exchanged for 20,800,000 shares of the Company’s common stock (the “Exchange”), representing 87.18% of our outstanding shares following the consummation of the transactions contemplated by the Exchange Agreement and the Purchase Agreement (as described below).  As a result of the transaction, MSCC became our wholly-owned subsidiary, with MSCC’s former unitholders acquiring a majority of the outstanding shares of our common stock.

In connection with the acquisition of MSCC, on May 17, 2010, Oleg Batratchenko resigned as our chief executive officer, effective immediately and we appointed (i) Mr. Claus Wagner as our Chief Executive Officer and director and (ii) Mr. Robert Newson as our president and chief operating officer. Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders in compliance with the provisions of Section 14(f) of the Act and Rule 14(f)-1 thereunder, the resignation of Mr. Batratchenko as a director of our Board, and the appointment of Robert Newson, Patrick R. McDonald, Richard P. Dutkiewicz and John Henry Schlie as members of our board of directors will also become effective.

In connection with the Exchange Agreement, on April 9, 2010, the Sellers, the Company, Motorsports Country Club LLC (“MSCC”) and Jody M. Walker, Attorney at Law (“Stock Escrow Agent”) entered into that certain stock escrow agreement and agreement to cancel shares (“Escrow Agreement”) pursuant to which upon consummation of the Exchange Agreement, the Sellers (as defined below) returned for cancellation 7,499,991 shares of common stock of the Company.

Purchase Agreement

On April 9, 2010, Thor United Corporation and Berkshire International Finance, Inc. (collectively, the “Sellers”) and Working Capital, LLC and Stephan Mueller (collectively, the “Purchasers”) entered into an Amended and Restated Common Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Sellers sold 2,300,000 shares of common stock of the Company to the Purchasers in a private sale for $345,000.   The transactions contemplated by the Purchase Agreement closed on May 17, 2010. The Purchase Agreement amends and restates a common stock purchase agreement entered into between the Sellers and Purchasers on or about March 5, 2010.

As set forth under “Exchange Agreement” above, upon consummation of the Exchange Agreement, the Sellers returned for cancellation 7,499,991 shares of common stock of the Company.

Upon the consummation of the Purchase Agreement, the Purchasers own approximately 75.19% of the Company’s issued and outstanding shares of common stock, based on 10,558,836 shares of common stock outstanding on the date of closing, and may be deemed in control of the Company. The source of funds for the purchase price was general working capital.

Item 2.01  Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on the Closing Date, we acquired MSCC in accordance with the Exchange Agreement.  Pursuant to the Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of MSCC from MSCC’s members in exchange for 20,800,000 shares of the Company’s shares of common stock.   As a result of the Exchange Agreement, MSCC became a wholly owned subsidiary of the Company.

The transaction is being accounted for as a “reverse acquisition,” since the shareholders of MSCC own a majority of the outstanding shares of our common stock immediately following the transaction.  MSCC is deemed to be the acquirer in the transaction and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of MSCC and will be recorded at the historical cost basis of MSCC.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.  Further, as a result of the issuance of the 20,800,000 shares of our common stock in the transaction, a change in control of our company occurred on the date of the consummation of the transaction.  We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) following the transaction.

Prior to the Exchange, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange, with such information reflecting the Company and its securities upon consummation of the Exchange.

Description of MSCC

As a result of the Exchange, the following is the corporate structure of the Company and its subsidiaries:

Victoria Industries, Inc. (a Nevada corporation)

Motor Sport Country Club, LLC (a Colorado LLC)

Overview

MSCC was incorporated in the State of Colorado on August 23, 2007 under the name Motor Sport Country Club, LLC. MSCC is a development stage company and has not commenced any operations other than initial corporate formation and capitalization, the acquisition of our land purchase option and the development of our business plan. MSCC was formed to investigate the feasibility, the desirability and construction of a luxurious motor sport destination resort. Upon due diligence, MSCC identified various sites for the planned projects throughout the world. In June 2007, just prior to MSCC being formed, the sole member of MSCC contracted to acquire a parcel of land totaling 2,600 acres outside of Denver, Colorado. In March 2010, the land option, which was expired, was extended through December 2010. MSCC has obtained planning permits and other permissions for the resort master plan, excluding specific permissions for the residential unit component.

Customers, Principal Products and Services

MSCC intends to develop and operate a luxurious motor sport destination resort aimed at performance car enthusiasts, car collectors and high-end auto manufacturers and dealers who wish to showcase their vehicles to the members. The prospective members will have access to four (4) individual tracks of different lengths and character with a combined length of 10 miles, which would make it the longest track in the US; a clubhouse that will include fine dining, a lounge area, bars, cigar and wine tasting rooms, locker rooms and a pro shop for all of the members driving needs; a paddock area which has garages available for members to buy or rent, a high performance driving school that will offer first class instructions, along with different vehicles for members and guests to take around the track; car condos that will house several cars and a lounge area, living accommodations and building lots.

MSCC contemplates that revenue will be derived from the following sources:

•
Initiation fees and annual dues – Rather than having to wait for a track event being organized by a car club, track time will be available to be booked online or via a call to the track concierge. Members will essentially have unlimited track time.

•	Non-member track rentals – Non-member track rental will be available but will be very limited.

•	Garage rental and sales – A number of members will have dedicated track cars that they will opt to leave at the club. Many race teams need to rent garage space to service their cars and for storage.

•	Residence rentals and sales – Members and their guests will likely stay at the resort for several days. A residence club is planned to accommodate their needs.

•	Other sources – Revenue will include sales generated by the driving school, service garage, pro shop, restaurants, and lodging.

•	Land sales – The Company has planned more than 1,000 acres designated for home sites, and an exclusive residential community.

•	Events – The Company anticipates that the club will bring in a major series event, as well as automobile manufacturers having launch events.

MSCC has also identified several locations in the Middle East, South America, Asia, and Europe to expand into. The only comparable track in terms of length in the world is the Nuerburgring in Germany.

Membership

MSCC has three membership classes; founding members, corporate members and regular members.

•
Founding Members – This class is limited to 50 members. The membership fee is currently $175,000, founding members will pay an initiation fee of 20% ($35,000), the balance is payable within thirty days of the achievement of the Company completing $5,000,000 of financial commitments, no annual dues, and 12 free passes per year for the first 2 years for guests (a value of $12,000).

•
Regular Members –The membership fee is $125,000, regular members will pay an initiation fee of 10% ($12,500), the balance is payable within thirty days of the achievement of the Company completing $5,000,000 of financial commitments, annual dues of $9,000, and 12 free passes per year for the first year for guests (a value of $6,000).

•	Corporate Members –The membership fee and annual dues are negotiable on a case by case basis.

•	New membership classes can be added and all membership classes can be changed by MSCC.

MSCC has executed membership agreements with approximately 30 individuals, and has had a few of them canceled due to the financial crisis. Each of the individuals that have signed their Membership Agreements will continue to sign an Annual Release and Waiver of Liability, Assumption of Risk and Indemnity Agreement, once the resort is open. (see attached)

In addition, the members that have paid their initiation fees have had these fees deposited in UMB Bank, the escrow agent (“Escrow Agent”). The Escrow Agent will hold all funds until MSCC has achieved financial commitments of $5,000,000. If the financial commitment has not been achieved on or before December 1, 2010, the prospective members’ deposits shall be returned and there will be no further obligation between MSCC and the prospective members.

Seasonality

Our business is seasonal and will be dictated by the weather patterns that materialize over the western part of the continental United States and the Rocky Mountains. The resort will be built 60 miles east of Denver, Colorado and 70 miles from the Western Front Range Mountains. Almost all of the Colorado winter storms come from the western part of the continental United States and pass over the Rocky Mountains dispersing the precipitation over the mountain range. Typically, when storms reach the resort property they have generally dissipated and do not materialize.  Our future results could be adversely affected if there is an unseasonable amount of precipitation that requires us to shut down the race track for an extended period of time.

Sales and Marketing

We plan to create consumer awareness and create branding of our resort through some or all of the following methods:

Direct Mail – We plan to send information to racing industry professionals about the benefits and services, which we plan to offer.

Print and Catalog Advertising – We plan for the resort to be advertised in a variety of racing industry magazines and in luxury living magazines in order to gain widespread awareness of our race track and amenities.

Internet Advertising – We plan to cross promote our resort with other websites in the racing industry.

Trade Shows – We plan go to industry trade shows to promote awareness of the products and services that our resort has to offer.

Sales Partner Relationships – we plan to form relationships with partners who have synergies with our resort offering, high-end and exotic car dealers in prominent cities who already have a customer list of people who have purchased one or more exotic cars, managers of celebrities etc.

Competition

Although we are unaware of any resort that competes directly with our products and services, there can be no assurance that any unknown existing or future resort will be superior to our resort.  We expect to encounter in the future intense competition from our rivals in the destination club industry and from other companies offering competitive products and services. Many of our competitors may have greater consumer recognition or resources and/or more established and familiar products than us. The factors that we believe are important to customers include:

•	number and variety of club destinations available to club members;

•	quality of member services and concierge services;

•	quality of destination club properties;

•	pricing of club membership plans;

•	type and quality of resort amenities offered;

•	reputation of club;

•	destination club properties in proximity to major population centers;

•	availability and cost of air and ground transportation to destination club properties; and

•	ease of travel to resorts (including direct flights by major airlines).

Government Regulations

Our operations require us to comply with regulations covering a broad array of subjects. We believe we are currently in compliance with these laws and regulations in all material respects. We may be required to incur significant costs to comply with these laws and regulations in the future. Unanticipated changes in existing regulatory requirements or adoption of new requirements could have a material adverse effect on our business, financial condition and results of operations.

Environment Regulation

We are subject to federal, state and environmental laws and regulations. We believe that our operations comply in all material respects with applicable environmental laws and regulations where we plan to operate. We cannot assure, however, that environmental problems relating to assets owned or operated by us will not develop in the future, and we cannot predict whether any such problems, if they were to develop, could require significant expenditures on our part. In addition, we are unable to predict what legislation or regulations may be adopted or enacted in the future with respect to environmental protection and waste disposal.

Intellectual Property

We have no Intellectual Property.

Research and Development

We are not currently conducting any research and development activities, other than the development of our land for our race track.  We do not anticipate conducting such activities in the near future.

Employees

As of May 17, 2010, MSCC had a total of 1 full time employee, who was our sole member.

Legal Proceedings

From time to time, MSCC may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business.  MSCC is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Property

MSCC’s sole member on behalf of MSCC entered into an Option to Purchase Land in Colorado to develop the country club. The agreement, entered into on June 29, 2007, obligated the sole member to acquire the land for a purchase price of $1,541,295. MSCC paid an initial deposit of $15,000 to secure the land option. The settlement was to occur on September 28, 2007. MSCC failed to secure the necessary funding at that time, and worked with the seller of the parcel of land for the past few years, paid for site development, architectural fees and drawings and various other costs.  On March 22, 2010, the sole member on behalf of MSCC amended the original contract for the purchase of this parcel of land and the amended agreement has a scheduled settlement date of December 31, 2010. The sole member in lieu of paying an additional deposit has guaranteed the seller the receipt of all site plans and various documents he obtained over the past few years as collateral should  closing not occur.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS.

We have received no revenues from operations and have limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful building and development of our race track and other facilities. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

THE TIMING AND AMOUNT OF CAPITAL REQUIREMENTS ARE NOT ENTIRELY WITHIN OUR CONTROL AND CANNOT ACCURATELY BE PREDICTED AND AS A RESULT, WE MAY NOT BE ABLE TO RAISE CAPITAL IN TIME TO SATISFY OUR NEEDS, OR COMMENCE OPERATIONS.

We will need to raise additional capital to implement our business plan. We have no commitments for financing, and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated May 13, 2010 our independent auditors stated that our financial statements for the year ended December 31, 2009 and 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

THE UNITED STATES AND GLOBAL ECONOMIC SLOWDOWN AND ONGOING DISRUPTIONS IN THE FINANCIAL MARKETS COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON CONSUMER AND CORPORATE SPENDING AND OUR BUSINESS IN WAYS THAT WE CANNOT CURRENTLY PREDICT. CONSUMER AND CORPORATE SPENDING CAN SIGNIFICANTLY IMPACT OUR OPERATING RESULTS, AND NATIONAL OR LOCAL CATASTROPHES, ELEVATED TERRORISM ALERTS OR NATURAL DISASTERS COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON OUR OPERATING RESULTS.

Our business depends on discretionary consumer and corporate spending. The recent combination of severely tightened credit markets, stringent and costly borrowing conditions, deterioration of residential real estate and mortgage markets, unprecedented stock market declines and fluctuating oil and commodity prices, among other factors, have led to historically low levels of consumer confidence and recessionary conditions. The direction and strength of the United States economy, including the financial and credit markets, currently is uncertain due to these factors. Many of these conditions and uncertainties also exist in varying degrees throughout the global markets.

Many factors related to discretionary consumer spending can adversely impact recreational and entertainment spending and significantly impact our operating results. Consumer disposable income and spending are affected by economic conditions such as employment rates, high or rising fuel prices, difficult consumer credit and housing markets, interest and tax rates and inflation. Many factors affect corporate spending such as general economic and other business conditions, including consumer spending, high or rising fuel prices, interest and tax rates, hurricanes, flooding, earthquakes and other natural disasters, elevated terrorism alerts, terrorist attacks, military actions and inflation, as well as various industry and other business conditions, including corporate marketing and promotional spending and interest levels. Such factors or incidents, even if not directly impacting us, could disrupt or otherwise adversely impact our customers, markets and consumer spending in general. Also, recent or future governmental actions may control, influence or otherwise restrict corporate spending or spending trends. These factors can impact regional and national consumer and corporate spending sentiment, and adversely affect attendance at our events, suite rentals, sponsorship, advertising and hospitality spending, concession and souvenir sales and driving schools and other track rentals. These factors also can affect the financial results of present and potential sponsors and other customers of our facilities and events and of the industry. Negative factors such as challenging economic conditions, governmental actions that impact spending, public concerns over additional national security incidents and air travel, particularly when combined, can impact corporate and individual customer spending and each negative factor can have varying effects on our operating results. All of the aforementioned factors, among others, can have a material adverse impact on our future operating results and growth.

Government responses and actions may or may not successfully restore stability to the credit and consumer markets and improve economic conditions in the foreseeable future. There can be no assurance that government response to the economic slowdown and disruptions in the financial and credit markets will stabilize the economy or financial and credit markets for long periods. Record state and federal budgetary deficits could result in government responses such as higher consumer and corporate income or other tax rates. Governmental spending deficits could lead to higher interest rates and continued difficult borrowing conditions for consumers and corporate customers. These economic conditions might not improve or could worsen and when these conditions may ultimately improve cannot be determined at this time. These severe economic conditions and governmental actions have and may further adversely impact various industries of our consumer and corporate customers, resulting in spending declines that could adversely impact our revenues and profitability. There can be no assurance that consumer and corporate spending will not be further adversely impacted by current or unforeseen economic conditions, thereby possibly having a material adverse impact on our future operating results and growth.

IF WE ARE UNABLE TO ESTABLISH SUFFICIENT SALES AND MARKETING CAPABILITIES OR ENTER INTO AND MAINTAIN APPROPRIATE ARRANGEMENTS WITH THIRD PARTIES TO SELL, MARKET AND DISTRIBUTE OUR SERVICES, OUR BUSINESS WILL BE HARMED.

We have limited experience as a company in the sale, marketing and distribution of our services. To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with others to market our products.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable. If our current or future partners do not perform adequately, or we are unable to locate or retain partners, as needed, in particular geographic areas or in particular markets, our ability to achieve our expected revenue growth rate will be harmed.

OUR BUSINESS MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

ENVIRONMENTAL REGULATIONS AND COSTS MAY NEGATIVELY AFFECT OUR ABILITY TO PROCEED WITH OUR RESORT AND IF WE DO BECOME OPERATIONAL, MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

We have acquired an option to purchase land for our resort which is located in Colorado. The building of the race track on this land has required environmental and civil engineering studies both for our own needs to ensure the least negative environmental impact on our site and nearby land, and for presentation and analysis by local, state, and federal officials. Environmental and civil engineering reports may be necessary to solicit support and permission for development. We cannot be certain these impact studies will be favorable or even if they are favorable that the appropriate officials will allow us to proceed. Also, if damage to persons or property or contamination of the environment is determined to have been caused by the conduct of our business or by pollutants used, generated or disposed of by us, or which may be found on our property, we may be held liable for such damage and may be required to pay the cost of investigation or remediation, or both, of such contamination or damage. We are not currently insured for such liability and we do not know the cost of such a policy or whether we can acquire one. The amount of such liability, as to which we are self-insured, could be material. State and local laws relating to the protection of the environment also can include noise abatement laws that may be applicable to our motorsports theme park. Changes in federal, state or local laws, regulations or requirements, or the discovery of previously unknown conditions, could require additional significant expenditures by us for remediation and compliance.

BAD WEATHER WILL ADVERSELY AFFECT THE FUTURE PROFITABILITY OF OUR RESORT, WHEN WE COMMENCE OPERATIONS.

Our race track and other facilities will operate primarily outdoors. Weather conditions surrounding our facility and our ongoing operation will affect the driving schools, the race tracks and our hospitality areas, among other things. Although we intend selling membership interests in the future, poor weather conditions could have a material effect on the results of operations if our members do not use our facilities. The occurrence of a natural disaster could cause interruptions in our track rentals, products, and services we provide and significantly impair our ability to generate revenue and achieve profitability.

CHANGES IN WEATHER PATTERNS AS A RESULT OF GLOBAL WARMING COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Scientific reports indicate that, as a result of human activity:

•	temperatures around the world have been increasing and are likely to continue to increase as a result of increasing atmospheric concentrations of carbon dioxide and other carbon compounds;

•	the frequency and severity of storms, and flooding, are likely to increase;

•	severe weather is likely to occur in places where the climate has historically been more mild; and

•	average sea levels have risen and are likely to rise more, threatening worldwide coastal development.

We cannot predict the effects that these phenomena may have on our business. We could be impacted to the extent that global warming trends affect established weather patterns or exacerbate extreme weather or weather fluctuations, hindering or preventing travel by our club members in certain circumstances. They might also affect the desirability of our resort, increase the cost and reduce the availability of insurance covering damage from natural disasters and lead to new laws and regulations that increase our expenses and reduce our revenues. Any of these consequences, and other consequences of global warming that we do not foresee, could materially and adversely affect our sales, profits and financial condition.

WE MAY BE UNABLE TO SECURE INSURANCE FOR OUR RESORT WHEN WE COMMENCE OPERATIONS, AND ASSUMING WE ARE ABLE, OUR INSURANCE COVERAGE MAY NOT BE ADEQUATE IF A CATASTROPHIC EVENT OCCURRED.

We intend to obtain reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers. We cannot guarantee, however, that our policy limits for property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, would be adequate should one or multiple catastrophic events occur at or near any of our facilities, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. In addition, we cannot guarantee that adequate coverage limits will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our motorsports events could have a material adverse effect on our financial position and future results of operations if asset damage and/or company liability was to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay our related claims or damages. The occurrence of additional national incidents, in particular incidents at sporting events, entertainment or other public venues, may significantly impair our ability to obtain such insurance coverage in the future. We will have a material investment in property and equipment at our facility, which may be located near a highly populated city. We anticipate our motorsports events will be attended by large numbers of fans. These operational, geographical and situational factors, among others, may result in, and may continue to result in, significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits. We cannot assure you that future increases in such insurance costs and difficulties obtaining high policy limits will not adversely impact our profitability, thereby possibly affecting our operating results and growth.

WE MAY INCUR SIGNIFICANT COSTS FROM PARTIAL SELF-INSURANCE.

We intend using a combination of insurance and self-insurance to manage various risks associated with our race track, private member club, race car events and other business risks. We may review and increase our self insurance limits in the future, which could subject us to increased risk of loss should the number of incidents, damages, casualties or other claims below such self-insured limits increase. An increase in the number of uninsured losses could have a material adverse effect on our financial position and future results of operations.

LIABILITY FOR PERSONAL INJURIES AND PRODUCT LIABILITY CLAIMS COULD SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION, REPUTATION, AND RESULTS OF OPERATIONS

We intend to maintain insurance policies that provide coverage within limits that are sufficient, to protect us from material financial loss due to liability for personal injuries sustained by persons on our premises in the ordinary course of business. Nevertheless, there can be no assurance that such insurance will be adequate at all times and in all circumstances. Like other businesses, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, which can involve large claims and significant defense costs. Any of these claims, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of management.

THE AMERICANS WITH DISABILITIES ACT PROHIBITS DISCRIMINATION ON THE BASIS OF DISABILITY IN PUBLIC ACCOMMODATIONS AND EMPLOYMENT.

We will likely be required to comply with the Americans with Disabilities Act and regulations relating to accommodating the needs of the disabled in connection with the construction of new facilities. Failure to comply with these and other regulations could increase our cost structure, slow our expansion, and harm our reputation, any of which would harm our operating results.

WE ARE AND WILL BE SUBJECT TO CONSIDERABLE FEDERAL, STATE, AND LOCAL GOVERNMENT REGULATION AND LICENSING WITH RESPECT TO HEALTH, SANITATION, BUILDING, ZONING, LAND USE, SAFETY, FIRE, EMPLOYMENT AND OTHER DEPARTMENTS RELATING TO THE DEVELOPMENT AND OPERATION OF OUR MOTORSPORTS THEME PARK.

Many of these regulations are subject to differing interpretations that may, in certain cases, result in unintended consequences that could impact our ability to effectively operate our resort. We may not be able to obtain necessary licenses or other approvals on a cost effective and timely basis in order to construct and develop our facilities in the future. Various federal and state labor laws will govern our operations and our relationship with our employees, including minimum wage, overtime, working conditions, fringe benefit, and work authorization or immigration requirements.

If we elect to serve alcohol to our customers, we will be required to comply with the alcohol licensing requirements of the federal, state, and local governments having jurisdiction over our location. Alcoholic beverage control regulations require applications to state and local authorities for a license and permit to sell alcoholic beverages. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of bar or restaurant outlets, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state, or local regulations, our licenses may be revoked and we may be forced to terminate the sale of alcoholic beverages at our location.

We could be subject to civil and criminal penalties under such regulations and could be required to restructure any existing or future contractual arrangements in that state. Such results, or the inability to successfully restructure our contractual arrangements, could have a material adverse effect on our operations and our reputation.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. WAGNER OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND FIELD PERSONNEL HAVING EXPERIENCE IN THE AUTO AND HOSPITALITY INDUSTRY, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued services of Mr. Wagner, our chief executive officer. Loss of the services of Mr. Wagner could have a material adverse effect on our growth, revenues, and prospective business. In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the racing and hospitality business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

BECAUSE MANAGEMENT HAS LIMITED EXPERIENCE IN THE AUTO AND HOSPITALITY INDUSTRY, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our officers and directors do not have any experience in the auto and hospitality industries. As a result, we may not be able to fully develop our private member club as we have originally anticipated. With no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Risks Relating to Our Common Stock:

THERE IS PRESENTLY A LIMITED MARKET FOR OUR COMMON STOCK. ANY FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

There has been a limited public market for our common stock and a public market for our common stock may not develop.   Failure to develop or maintain an active trading market could negatively affect the value of our common stock and make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, there can be no assurance as to the liquidity of any market that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock, or the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

BECAUSE CERTAIN OF OUR STOCKHOLDERS CONTROL A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK, THEY MAY HAVE EFFECTIVE CONTROL OVER ACTIONS REQUIRING STOCKHOLDER APPROVAL.

Our directors, executive officers and principal stockholders, and their respective affiliates, beneficially own approximately 87.18% of our outstanding shares of common stock. Accordingly, our executive officers, directors and principal stockholders, and their respective affiliates, will have substantial influence on the ability to control the company and the outcome of issues submitted to our stockholders.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we are required to include a management report on internal controls over financial reporting in our annual report on Form 10-K for the year ending December 31, 2010.  Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and
·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in the race track and hospitality industries;
•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, our financial statements (and notes related thereto) and other more detailed financial information appearing elsewhere in this Current Report on Form 8-K. Consequently, you should read the following discussion and analysis of our financial condition and results of operations together with such financial statements and other financial data included elsewhere in this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

MSCC was incorporated in the State of Colorado on August 23, 2007 under the name Motor Sport Country Club, LLC. MSCC is a development stage company and has not commenced any operations other than initial corporate formation and capitalization, the acquisition of our land purchase option and the development of our business plan. MSCC was formed to investigate the feasibility, the desirability and construction of a luxurious motor sport schemed destination resort. Upon due diligence, MSCC identified various sites for the planned projects throughout the world. In June 2007, just prior to MSCC being formed, the sole member of MSCC contracted to acquire a parcel of land totaling 2,600 acres outside of Denver, Colorado. In March 2010, the land option which was expired was extended through December 2010. MSCC  has obtained full planning permits and other permissions for the resort master plan, excluding specific permissions for the residential unit component.

MSCC contemplates that revenue will be derived from the following sources:

•
Initiation fees and annual dues – Rather than having to wait for a track event being organized by a car club, track time will be available to be booked online or via a call to the track concierge. Members will essentially have unlimited track time.

•	Non-member track rentals – Non-member track rental will be available but will be very limited.

•	Garage rental and sales – A number of members will have dedicated track cars that they will opt to leave at the club. Many race teams need to rent garage space to service their cars and for storage.

•	Residence rentals and sales – Members and their guests will likely stay at the resort for several days. A residence club is planned to accommodate their needs.

•	Other sources – Revenue will include sales generated by the driving school, service garage, pro shop, restaurants, and lodging.

•	Land sales – The Company has planned more than 1,000 acres designated for home sites, and an exclusive residential community.

•	Events – The Company anticipates that the club will bring in a major series event, as well as automobile manufacturers having launch events.

MSCC has executed membership agreements with approximately 30 individuals, and has had a few of them canceled due to the financial crisis. In addition, the members that have paid their Initiation Fees and these fees have been deposited in UMB Bank, the escrow agent (“Escrow Agent”). The Escrow Agent will hold all funds until MSCC has achieved financial commitments of $5,000,000. If the financial commitment has not been achieved on or before December 1, 2010, the prospective members’ deposits shall be returned and there will be no further obligation between MSCC and the prospective members.

RESULTS OF OPERATIONS

MSCC’s discussion of the actual results of operations below is based upon the audited financial statements for the years ended December 31, 2009 and 2008, and for the unaudited management’s results of operations for the three months ended March 31, 2010, as compared to the previous three months ended March 31, 2009.  These should be read in conjunction with the footnotes attached to the audited financial statements included elsewhere in this report.

Due to normal year end account re-classification, interim unaudited financial statements may not always reflect the same account groupings as the audited financial statements.

Comparison of the Three Months Ended March 31, 2010 and March 31, 2009

Revenues

Revenues for the three months ended March 31, 2010 and 2009 were $-0- and $-0-, respectively, reflecting our startup nature.

Gross Profit

Gross Profit for the three months ended March 31, 2010 and 2009 were $-0- and $-0-, respectively, reflecting our startup nature.

Operating Expenses

Operating expenses for the three months ended March 31, 2010 and 2009 were $148,642 and $17,675, respectively. Operating expenses for the three months ended March 31, 2010 primarily consisted of wage and professional fees in the amount of $139,753, general and administrative expenses in the amount of $3,271 and advertising and promotion expenses of $5,618.  Operating expenses for the three months ended March 31, 2009 primarily consisted of advertising and promotion expenses in the amount of $16,206, wage and professional fees in the amount of $909 and general and administrative expenses in the amount of $560.  The increase between the corresponding fiscal periods is primarily related to professional fees related to going public.

Interest Income

Interest income for the three months ended March 31, 2010 and 2009 was $27 and $40, respectively.  This decrease of $13 is primarily related to a reduced amount of cash.

Net Loss

Our net loss for the three months ended March 31, 2010 and 2009 amounted to ($148,615) and ($17,635), respectively, reflecting our startup nature.

Comparison of the Years Ended December 31, 2009 and 2008

Revenues

Revenues for the years ended December 31, 2009 and 2008 were $-0- and $-0-, respectively, reflecting our startup nature.

Gross Profit

Gross profit for the years ended December 31, 2009 and 2008 were $-0- and $-0-, respectively, reflecting our startup nature.

Operating Expenses

Operating expenses for the years ended December 31, 2009 and 2008 were $79,743 and $95,350, respectively. Operating expenses for the fiscal year ended December 31, 2009 primarily consisted of wage and professional fees in the amount of $48,131 and general and administrative expenses in the amount of $6,721 and advertising and promotion expenses of $24,891.  Operating expenses for the fiscal year ended December 31, 2008 primarily consisted of advertising and promotion expenses in the amount of $68,857, wage and professional fees in the amount of $5,349 and general and administrative expenses in the amount of $21,144.  The decrease between the corresponding fiscal periods is primarily related to a slow down in the project as the Company was conserving capital in the face of the global financial turndown.

Interest Income

Interest income for the years ended December 31, 2009 and 2008 was $213 and $2,067, respectively.  This decrease of $1,854 is primarily related to a reduced amount of cash.

Net Loss

Our net loss for the years ended December 31, 2009 and 2008, amounted to ($79,530) and ($93,283), respectively, reflecting our startup nature.

Operations Plans

Management believes that the focus of our operations will be on the construction of a luxurious motor sport destination resort.

Thus far, our focus has been on initial corporate formation and capitalization, the acquisition of the option to purchase land in Colorado and the development of our business plan. We plan the operations for the remainder of 2010 to be focused on the development of our race track. The completion of this task will require additional capital beyond what we currently have on hand.

MSCC contemplates that revenue will be derived from the following sources:

•
Initiation fees and annual dues – Rather than having to wait for a track event being organized by a car club, track time will be available to be booked online or via a call to the track concierge. Members will essentially have unlimited track time.

•	Non-member track rentals – Non-member track rental will be available but will be very limited.

•	Garage rental and sales – A number of members will have dedicated track cars that they will opt to leave at the club. Many race teams need to rent garage space to service their cars and for storage.

•	Residence rentals and sales – Members and their guests will likely stay at the resort for several days. A residence club is planned to accommodate their needs.

•	Other sources – Revenue will include sales generated by the driving school, service garage, pro shop, restaurants, and lodging.

•	Land sales – The Company has planned more than 1,000 acres designated for home sites, and an exclusive residential community.

•	Events – The Company anticipates that the club will bring in a major series event, as well as automobile manufacturers having launch events.

For the next twelve months, we expect to pursue the implementation of our business plan, the building of our race track and the development and marketing of the resort and membership in our club. Our current cash position is not sufficient to fund our cash requirements during the next twelve months, including operations and capital expenditures. We intend to seek joint ventures or obtain equity and/or debt financing to support our current and proposed operations and capital expenditures. We cannot assure that continued funding will be available.

Our future financial results will depend primarily on our ability to (1) fully implement our business plan, (2) develop our race track and resort (3) generate revenue from membership interests and (4) develop our brand awareness. We cannot assure that we will be successful in any of these activities.

Liquidity and Capital Resources

Net of receipt of certain membership fees from our founders, we had $73,429 and $57,723 in available cash as of March 31, 2010 and December 31, 2009, respectively. We plan to continue to provide for our capital needs by issuing debt or equity securities.

We will require additional financing in order to complete our stated plan of operations for the next twelve months. We believe that we will require additional financing to carry out our intended objectives during the next twelve months. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. We currently have no firm commitments for any additional capital.

The downturn in the United States stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To date, we have generated no revenues and have incurred operating losses in every quarter.  Our registered independent auditors have stated in their report dated May 13, 2010, that we are an early exploration company and have not generated revenues from operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING ESTIMATES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises.” The Company has devoted substantially all of its efforts to the corporate formation and the developing of the plans to bring the land they have an option on to its intended use.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk

 As of March 31, 2010 and December 31, 2009, the Company is not subject to significant concentrations of credit risk from financial instruments due to the absence of any significant financial assets.

Allowances for Doubtful Accounts

Once it commences operation, the Company will maintain allowances for doubtful accounts for estimated losses resulting from the inability of its members to make required payments. The amount recorded as an allowance for doubtful accounts in each period will be based upon an assessment of the likelihood that the Company will be paid for outstanding accounts receivable, based on member-specific as well as general considerations. If the financial condition of the Company’s members should deteriorate, resulting in an impairment of their ability to make payments, additional allowances will be recorded. To the extent that the Company’s estimates prove to be too high, and the Company ultimately collects a receivable previously determined to be impaired, the Company will record a reversal of the provision in the period of such determination. As of December 31, 2009, no allowance for doubtful accounts was required due to the absence of any accounts receivable.

Property and Equipment

 Property and equipment will be recorded at cost. The costs of additions and betterments will be capitalized and expenditures for repairs and maintenance will be expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss included in income.

The Company will periodically evaluate the carrying amount of property and equipment for potential impairment by comparing the carrying amount to the undiscounted cash flows expected to result from the use and eventual disposition of the asset whenever events or circumstances indicate that its carrying amount may not be recoverable.

Fair Value of Financial Instruments

  The carrying amounts reported in the financial statements for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of their fair value.

Advertising Costs

The Company expenses the costs associated with advertising and promotion as incurred. Advertising and promotion expense is included in the statements of operations.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company only operated in one segment.

Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

In April 2008, the FASB issued ASC 350, “Determination of the Useful Life of Intangible Assets”. The Company adopted ASC 350 on October 1, 2008. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the rollforward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

MANAGEMENT

Executive Officers and Directors

In connection with the acquisition of MSCC, on May 17, 2010, Oleg Batratchenko resigned as our chief executive officer, effective immediately and we appointed (i) Mr. Claus Wagner as our Chief Executive Officer and director and (ii) Mr. Robert Newson as our president and chief operating officer. Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders in compliance with the provisions of Section 14(f) of the Act and Rule 14(f)-1 thereunder, the resignation of Mr. Batratchenko as a director of our Board, and the appointment of Robert Newson, Patrick R. McDonald, Richard P. Dutkiewicz and John Henry Schlie as members of our board of directors will also become effective.

Below are the names and certain information regarding the Company’s officers and directors.

Name	Age	Position

Claus H Wagner	49	Chairman of the Board of Directors and Chief Executive Officer
Robert A Newson	54	President, Chief Operating Officer and Director
Patrick McDonald	53	Director
Richard P. Dutkiewicz	54	Director
John Henry Schlie	55	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Claus H. Wagner -  Since 2007, Mr. Wagner has been founder and chief executive officer of MSCC.  Mr. Wagner has also been a consultant to various financial institutions on currency derivative risk management issues since 2001.  From 1984 to 2000, Mr. Wagner held various senior positions in New York, Tokyo, London and Frankfurt for various financial institutions, including Dresdner Kleinworth Benson & Waterstein, Deutsche Bank AG and Citibank.

Robert A. Newson - From May 2001 until May 2010, Mr. Newson was chairman and chief executive officer of M&A International, Inc., a business strategy-consulting firm located in Colorado predominantly advising clients in Europe and the Middle East.  As a result of the services he provided at M&A International, from March 2007 until May 2009, Mr. Newson served as a director of AKO Investments, an Abu Dhabi based investment company that handled the financial aspects of projects of its parent AKO Holdings which is owned by H.E. Sheikh Adil Kalifa Al Otaiba.   In addition, from December, 2009 to the present day, Mr. Newson serves as a director of Upstream Alliance, a Dubai-based investment firm focused in three groups of activities: oil trading, oilfield services and exploration & production.

Patrick R. McDonald -  Since 2004, Mr. McDonald has served as Chief Executive Officer, President and Director of Nytis Exploration Company, an oil and gas exploration company, since April 2003. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997 Mr. McDonald served as Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing, and marketing company. Prior to that he worked as an exploration geologist with Texaco International Exploration Company where he was responsible for oil and gas exploration efforts in the Middle East and Far East. Mr. McDonald is a member of our Audit Committee and serves as Chairman of the Compensation Committee. He is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists. Mr. McDonald received a bachelor of science degree in geology and economics from Ohio Wesleyan University and an MBA in finance from New York University. Since 2004, Mr. McDonald has served as a director of Forest Oil Corp., a natural gas exploration company (NYSE: FST).

John Henry Schlie -  Since 1994, Mr. Schlie has been a sole practicioner at Law Officer of John Henry Schlie, P.C.  Since 2003, Mr. Schlie has been the Managing Member of Front Range Athletics LLC, a holding company for an ice rink in Greenwood Village, Colorado.

Richard P. Dutkiewicz -  Since April 2010, Mr. Dutkiewicz has been executive vice president and chief financial officer of Real Mex Restaurants, Inc., a full service, casual dining Mexican restaurant company.  From October 2003 until April 2010, Mr. Dutkiewicz was chief financial officer of Einstein Noah Restaurant Group, a franchising company (NASDAQ: BAGL). From May 2003 to October 2003, Mr. Dutkiewicz was Vice President-Information Technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was Vice President-Finance, and Chief Financial Officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz's previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago. Since February 2010, Mr. Dutkiewicz has served as a director of Fifth Street Finance Corp., a specialty finance company (NYSE: FSC).

Family Relationships

None.

Committees

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our board of directors has no separate committees and it acts as the audit committee at this time. We have no qualified financial expert at this time. We intend to search for qualified individuals to serve as independent directors and members of an audit and compensation committee.

Code of Ethics

The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

Compliance with Section 16(b) of the Exchange Act

Based solely on our review of Forms 3, 4, and 5, and amendments thereto which have been furnished to us, we believe that during the year ended December 31, 2009 and 2008 all of our officers, directors, and beneficial owners of more than 10% of any class of equity securities, timely filed, reports required by Section 16(a) of the Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

MSCC did not pay any compensation to its principal executive officer for the fiscal years ended December 31, 2009 and 2008.

 Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards for the fiscal year ended December 31, 2009.

 Employment Agreements

We have entered into employment agreements with Claus Wagner and Robert Newson effective at the closing of the Exchange Agreement.  The employment agreements have an initial term of five years from the date of execution and shall automatically renew for an additional 12 month term unless and until either party provides written notice of termination in accordance with the terms of the employment agreements.  The employment agreements require each of the executives to devote all of their time and attention during normal business hours to our business as our Chief Executive Officer and our President and Chief Operating Officer, respectively. The employment agreements provide that each executive will receive an annual salary of $225,000 per year with an automatic increase to $250,000 after the second anniversary of the date of their respective employment agreements.  Mr. Newson shall receive 1,500,000 shares of common stock of the Company upon execution of his employment agreement and shall be entitled to receive 500,000 shares of the Company’s common stock on each anniversary of the date of his employment agreement.  In addition, each executive is entitled to (a) be provided with an automobile and cell phone to be paid for by the Company, (b) receive a cash bonus in an amount determined by the board of directors and (c) receive additional shares of common stock of the Company if they meet or exceed certain mutually agreed upon performance goals.

The employment agreements provide for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause.  In the event that an executive’s employment is terminated by him for reasonable cause, we are obligated to pay such executive (i) an amount equal to twelve month’s of his base salary if terminated within one year of the date of the employment agreement, or (ii) an amount equal to twenty four months of his base salary, if terminated after the one year anniversary of the date of the agreement,.  Termination for cause means termination as a result of (v) the executive's conviction of a felony, any crime involving moral turpitude related to or the willful commission of any other act or omission involving dishonesty or fraud with respect to, an materially affecting the business affairs of, the Company (w) conduct tending to bring the Company into substantial public disgrace or disrepute the causes substantial and material injury to the business and operations of the Company, (x) substantial and repeated failure to perform duties of the office held by such executive as reasonably directed by the Board of Directors and such failure is not cured within 30 days written notice (y) gross negligence or willful misconduct with respect to the Company that causes substantial and material injury to the business and operations of the Company and (z) any material breach of the confidentiality agreement between the Company and the executive.  Reasonable Cause means (i) material breach of our obligations under the employment agreement and the Company’s failure to cure upon 30 days written notice, (ii) any decrease in the executive's salary during the term of the executive’s employment (except for decreases that are in conjunction with decreases in executive salaries generally) or (iii) any requirement by the Company that the executive relocate his residence more than 50 miles from the Company’s headquarters.  In addition, reasonable cause under Mr. Wagner’s agreement includes (i) any change in the Company’s chief executive officer or (ii) upon any change of control.

In connection with the employment agreements, both Mr. Wagner and Mr. Newson entered into an employee confidentiality agreement which contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Director Compensation

None of our directors were compensated during the fiscal year ended December 31, 2009.

In connection with the appointment of the directors upon consummation of the Exchange Agreement, each non-employee director shall be issued 120,000 shares of the Company’s common stock, which shares shall vest in equal installments of 10,000 per month for a period of two years from the date of issuance.  In additional, each non-employee director shall be issued an initial 500 shares of the Company’s common stock for each meeting of the Company’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Claus Wagner, MSCC’s Chairman and Chief Executive Officer, has been responsible for 100% of the capital contributions to fund the limited operations of MSCC to date. There are no amounts outstanding to related parties and all site planning and professional services incurred to date were completed by non-related parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of  May 17, 2010, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over their shares beneficially owned.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent of Class

Claus Wagner	20,800,000	87.18%

Robert Newson	1,500,000	6.29%

Patrick McDonald	0	*

Richard P. Dutkiewicz	0	*

John Henry Schlie	0	*

All Executive Officers and Directors as a group (5 people)	22,300,000

5% Stockholders

Stephan Mueller	1,633,333	6.85%

 (*) - Less than 1%.

(1)	Except as otherwise below, the address of each beneficial owner is c/o Motor Sport Country Club, LLC, 11100 W 8th Avenue, Suite 200, Lakewood, Colorado 80215.
(2)
Applicable percentage ownership is based on 23,858,845 shares of common stock outstanding as of May 17, 2010, together with securities exercisable or convertible into shares of common stock within 60 days of May 17, 2010, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of May 17, 2010, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share.

Prior to the consummation of the Exchange Agreement and Purchase Agreement, there were 10,558,836 shares of common stock issued and outstanding. In connection with the Exchange, the Company issued 20,800,000 shares of common stock in exchange for the issued and outstanding membership interests of MSCC.  In connection with the Exchange Agreement, 7,499,961 shares of issued and outstanding shares of the Company common stock were returned to the Company and cancelled. After consummation of the Exchange Agreement and Purchase Agreement, there are currently 23,858,845 shares of Common Stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, Exchange or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

The Company is not authorized to issue preferred stock.

Transfer Agent

The transfer agent for the Common Stock is Pacific Stock Transfer Company. The transfer agent’s address is  844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 (Telephone: (702) 361-3033, facsimile (702) 732-7890).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock began quotation on the OTC Bulletin Board on January 12, 2001 and our CUSIP number is 77578R 100. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The quotations prior to September 30, 2003 have been adjusted for the 10:1 reverse split that came into effect on December 19, 2003. The high and low bid prices of our common stock (obtained from Bloomberg) for the periods indicated below are as follows:

Quarter ended	High	Low

March 31, 2009	$0.11	$0.10

June 30, 2009	$0.10	$0.10

September 30, 2009	$0.10	$0.10

December 31, 2009	$0.05	$0.06

Dividends

We have not declared or paid any dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares, we intend to retain future earnings for use in our operations and the expansion of our business.

Holders of our Common Stock

As of May 17,  2010 we had approximately 33 stockholders of record. This number of stockholders does not include stockholders who hold our securities in street name.

Securities Authorized for Issuance Under Equity Compensation Plans

We did not have any securities authorized for issuance under equity compensation plans for the fiscal year ended December 31, 2009.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by Nevada law and its Bylaws. The Company’s bylaws provide that unless otherwise provided in the articles of incorporation, the Company shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the Company against any liability incurred in the proceeds, all pursuant to the consistent with the provisions of Nevada law, as amended from time to time.  The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid for the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the Company of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.01  Changes in Control of Registrant.

See Item 1.01 and Item 2.01 set forth above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 and Item 2.01 set forth above.

Item 5.06  Change in Shell Company Status.

See item 1.01 and Item 2.01 set forth above.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Motor  Sports Country Club, LLC, Consolidated Financial Statements for the Years Ended December 31, 2009 and 2008 are incorporated herein by reference to Exhibits 99.1 to this report.
Motor  Sports Country Club, LLC, Consolidated Financial Statements for the Quarters Ended March 31, 2010 and 2009 (un-audited) are incorporated herein by reference to Exhibits 99.2 to this report.

(b) Pro forma financial information.

Our unaudited pro forma condensed combined financial statements as of and for the three months ended March 31, 2010 is incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of the Company and MSCC after giving effect to the Exchange Agreement.

(d) Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated May 17, 2010, by and between Victoria Industries, Inc., Motor Sport Country Club, LLC and the unitholders of Motor Sport Country Club
10.1	Form of Membership Agreement
10.2	Land Purchase Contract, dated June 29, 2007
10.3	Agreement to Amend/Extend Contract of the Land Option Contract, dated March 22, 2010
10.4	Form of Escrow Agreement, by and between Motor Sport Country Club LLC, prospective MSCC members and UMB Bank, N.A., as escrow agent
10.5
Stock Escrow Agreement and Agreement to Cancel Shares, dated April 9, 2010 by and among Thor United Corporation, Berkshire International Finance, Inc., Victoria Industries, Inc., Motor Sport Country Club LLC and Jody M. Walker

10.6	Employment Agreement, dated May 17, 2010, by and between the Company and Claus Wagner
10.7	Employment Agreement, dated May 17, 2010, by and between the Company and Rob Newson
10.8	Employee Confidentiality Agreement, dated May 17, 2010, by and between the Company and Claus Wagner
10.9	Employee Confidentiality Agreement, dated May 17, 2010, by and between the Company and Rob Newson
99.1	Motor Sports Country Club, LLC, Consolidated Financial Statements for the Years Ended December 31, 2009 and 2008
99.2	Motor Sports Country Club, LLC, Consolidated Financial Statements for the Quarters Ended March 31, 2010 and 2009 (unaudited)
99.3	Pro forma condensed unaudited consolidated financial statements as of and for the three months ended March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA INDUSTRIES, INC.

Dated: May 17, 2010	By:	/s/ Claus Wagner
Name: Claus Wagner
Title: Chief Executive Officer